UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of principal executive offices) (Zip Code)

61 03 9882 0780

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of principal U.S. market on which traded
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 4, 2022, Propanc Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Sixth Street Lending, LLC (“Sixth Street”), pursuant to which Sixth Street purchased a convertible promissory note (the “Note”) from the Company in the aggregate principal amount of $63,750, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of Sixth Street. The transaction contemplated by the Purchase Agreement closed on January 6, 2022. The Company intends to use the net proceeds ($60,000) from the Note for general working capital purposes.

The maturity date of the Note is October 21, 2022 (the “Maturity Date”). The Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to Sixth Street in shares of common stock, but shall not be payable until the Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment, as described below. Sixth Street has the option to convert all or any amount of the principal face amount of the Note, starting on July 3, 2022, and ending on the later of the Maturity Date and the date of payment of the Default Amount (as defined below) is paid if an event of default occurs, for shares of the Company’s common stock at the then-applicable conversion price. The conversion price for the Note shall be equal to the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 65% multiplied by the Market Price (as defined herein) (representing a discount rate of 35%). “Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service designated by Sixth Street (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. Notwithstanding the foregoing, Sixth Street shall be restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by Sixth Street and its affiliates, exceeds 4.99% of the outstanding shares of the Company’s common stock.

The Note may be prepaid until 180 days from the issuance date. If the Note is prepaid within 60 days of the issuance date, then the prepayment premium shall be 110% of the face amount plus any accrued interest, if prepaid after 60 days from the issuance date, but less than 91 days from the issuance date, then the prepayment premium shall be 115% of the face amount plus any accrued interest, if prepaid after 90 days from the issuance date, but less than 121 days from the issuance date, then the prepayment premium shall be 120% of the face amount plus any accrued interest, if prepaid after 120 days from the issuance date, but less than 151 days from the issuance date, then the prepayment premium shall be 125% of the face amount plus any accrued interest, and if prepaid after 150 days from the issuance date, but less than 181 days from the issuance date, then the prepayment premium shall be 129% of the face amount plus any accrued interest. So long as the Note is outstanding, the Company covenants not to, without prior written consent from Sixth Street, sell, lease or otherwise dispose of all or substantially all of its assets outside the ordinary course of business which would render the Company a “shell company” as such term is defined in Rule 144. Pursuant to the terms of the Purchase Agreement, the Company paid Sixth Street’s fees and expenses in the aggregate amount of $3,750.

Other than as described above, the Note contains certain events of default, including failure to timely issue shares upon receipt of a notice of conversion, as well as certain customary events of default, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal and interest due under the Note. Additional events of default shall include, among others: (i) failure to reserve at least five times the number of shares issuable upon full conversion of the Note; (ii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company; provided, that in the event such event is triggered without the Company’s consent, the Company shall have sixty (60) days after such event is triggered to discharge such event, (iii) the Company’s failure to maintain the listing of the common stock on at least one of the OTC markets (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the American Stock Exchange, (iv) The restatement of any financial statements filed by the Company with the SEC at any time after 180 days after the issuance date for any date or period until this note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have reasonably constituted a material adverse effect on the rights of Sixth Street with respect to this note or the Purchase Agreement, and (v) the Company’s failure to comply with its reporting requirements of the Securities and Exchange Act of 1934 (the “Exchange Act”), and/or the Company ceases to be subject to the reporting requirements of the Exchange Act.

In the event that the Company fails to deliver to Sixth Street shares of common stock issuable upon conversion of principal or interest under the Note within three business days of a notice of conversion by Sixth Street, the Company shall incur a penalty of $1,000 per day, provided, however, that such fee shall not be due if the failure to deliver the shares is a result of a third party such as the transfer agent.

Upon the occurrence and during the continuation of certain events of default, the Note will become immediately due and payable and the Company will pay Sixth Street, in full satisfaction of its obligations in the Note an amount equal to 150% or 200% of an amount equal to the then outstanding principal amount of the Note, dependent on the nature of the default, plus any interest accrued upon such event of default or prior events of default.

The Note was issued, and any shares to be issued pursuant to any conversion of the Note shall be issued, in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The foregoing description of the Note and the Purchase Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the Purchase Agreement and the Note, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1*	8% Convertible Promissory Note, January 3, 2022
10.1*	Securities Purchase Agreement, dated January 3, 2022, by and between the Company and Sixth Street Lending LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
Dated: January 10, 2022	Title:	Chief Executive Officer